SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 2, 2006
LEAP WIRELESS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29752	33-0811062

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10307 Pacific Center Court
San Diego, California 92121
(Address of Principal Executive Offices)

(858) 882-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement. Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On August 2, 2006, Leap Wireless International, Inc. (“Leap” or the “Company”) announced that on July 25, 2006, Leap’s Board of Directors appointed Mr. Amin I. Khalifa as Executive Vice President and Chief Financial Officer of the Company, effective as of the date he begins his employment with the Company, currently scheduled for August 28, 2006.
     Mr. Khalifa, 52, previously served as Executive Vice President and Chief Financial Officer of Apria Healthcare Group, Inc., a provider of home healthcare services, from October 2003 to August 2006. From June 1999 to September 2003, he served as Vice President and Chief Financial Officer of Beckman Coulter, Inc., a manufacturer of diagnostic laboratory equipment and instruments. From October 1996 to June 1999, Mr. Khalifa served as Chief Financial Officer of the Agricultural Sector of Monsanto Company, a life sciences company. From 1994 to October 1996, he served as Senior Vice President, Chief Financial Officer for Aetna Health Plans and as Senior Vice President, Strategy and Investor Relations for Aetna, Inc. Mr. Khalifa currently serves as a director for PetSmart, Inc. Mr. Khalifa holds a B.S. in industrial engineering and an M.B.A. in finance from Lehigh University.
     Mr. Khalifa will receive an annual base salary of $375,000, sign-on bonuses of $50,000 within 30 days of and on each of the first and second anniversaries of Mr. Khalifa’s initial date of employment, and an opportunity to earn annual performance bonuses. Mr. Khalifa’s target performance bonus will be 80% of his annual base salary with bonus payouts based on Company and individual performance. In connection with his commencement of employment, Mr. Khalifa will be granted 35,000 restricted shares of the Company’s common stock at a purchase price of $0.0001 per share and stock options to purchase 175,000 shares of the Company’s common stock at an exercise price equal to the fair market value per share of Leap common stock on the date of his commencement of employment, pursuant to the Company’s 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan. In addition, Mr. Khalifa will receive reasonable and customary relocation benefits. In connection with his commencement of employment, Mr. Khalifa and the Company also expect to enter into the Company’s standard form of severance benefits agreement for executive officers, the form of which was previously filed by the Company as Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, as filed with the SEC on November 14, 2005.
     The Company has not entered into any transactions with Mr. Khalifa of the type described under Item 404(a) of Regulation S-K.
     Mr. Dean Luvisa, the Company’s Acting Chief Financial Officer, will continue to serve in that capacity through the date Mr. Khalifa commences employment with the Company, at which time Mr. Luvisa will continue as the Company’s Vice President of Finance, reporting to the Company’s President and Chief Executive Officer.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.
Date: August 2, 2006	By /s/ ROBERT J. IRVING, JR.
	Name:	Robert J. Irving, Jr.
	Title:	Senior Vice President and General Counsel